UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

184 Shuman Blvd., Ste. 420, Naperville, Illinois	60563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

GEE Group, Inc., (the “Company”) entered into an Agreement and Plan of Merger dated as of March 31, 2017 (the “Merger Agreement”) by and among the Company, GEE Group Portfolio, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, (the “GEE Portfolio”), SNI Holdco Inc., a Delaware corporation (“SNI Holdco”), Smith Holdings, LLC a Delaware limited liability company, Thrivent Financial for Lutherans, a Wisconsin corporation, organized as a fraternal benefits society (“Thrivent”), Madison Capital Funding, LLC, a Delaware limited liability company (“Madison”) and Ronald R. Smith, in his capacity as a stockholder (“Mr. Smith” and collectively with Smith Holdings, LLC, Thrivent and Madison, the “Principal Stockholders”) and Ronald R. Smith in his capacity as the representative of the SNIH Stockholders (“Stockholders’ Representative”). The Merger Agreement provided for the merger subject to the terms and conditions set forth in the Merger Agreement of SNI Holdco with and into GEE Portfolio pursuant to which GEE Portfolio would be the surviving corporation (the “Merger”). The Merger was consummated on April 3, 2017. As a result of the merger, GEE Portfolio became the owner 100% of the outstanding capital stock of SNI Companies, Inc., a Delaware corporation and a wholly-owned subsidiary of SNI Holdco (“SNI Companies” and collectively with SNI Holdco, the “Acquired Companies”).

The aggregate consideration paid for the shares of SNI Holdco (the “Merger Consideration”) was $86 million minus the $20,220,710.88 of Long Term Debt (as defined in the Merger Agreement) of the Acquired Companies immediately before closing plus or minus the “NWC Adjustment Amount” or the difference in the book value of the Closing Net Working Capital (as defined in Merger Agreement) of the Acquired Companies as compared to the Benchmark Net Working Capital (as defined in the Merger Agreement) of the Acquired Companies of $9.2 million.

On the Closing Date, the Company made the following payments:

•	Cash Payment to Stockholders of SNI Holdco (the “SNIH Stockholders”). At the Closing, the Company paid an aggregate of $18,549,996 in cash to the SNIH Stockholders (the “Closing Cash Payment”).

•	Cash Payment to Participant’s in the Management Incentive Plan (the “MIP”) of the Acquired Companies. At the Closing, the Company paid an aggregate of $1,302,784 representing a portion of the payments due to the participants in the MIP of the Acquired Companies as a result of the Merger.

•	Cash Payment to UMB Bank, N.A., as Escrow Agent under the Escrow Agreement (as hereinafter defined)on behalf of MIP Participants. At the Closing the Company paid an aggregate of $157,896 of the amount otherwise payable to MIP participants to the Escrow Agent to be held for 18 months to reimburse, if necessary, certain other SNIH Stockholders as a result of certain indemnity claims made by the Company under the Merger Agreement.

•	Cash Payment to Escrow Agent on behalf of Certain SNIH Stockholders. At the Closing, the Company paid an aggregate of $82,355 of the amount otherwise payable to the unaccredited investors who were SNIH Stockholders to the Escrow Agent to be held for 18 months to reimburse, if necessary, certain other SNIH Stockholders as a result of indemnity claims made by the Company under the Merger Agreement.

•	Cash Payment to Escrow Agent to Cover Certain Expenses. At the Closing, the Company paid an aggregate of $500,000 to the Escrow Agent to fund the Stockholders’ Representative expense account.

•	Cash Payment to Cover Certain Seller Expenses. At the Closing the Company paid an aggregate of $2,391,307 to cover any expenses owed by the Acquired Companies for services rendered related to the Merger that were not paid prior to Closing.

•	Cash Payment to Reimburse for Certain Withholding Obligations. At the Closing, the Company paid an aggregate of $619,584 to SNI Holdco (to reimburse the Acquired Companies for withholding obligations incurred in making certain payments to employees as part of the Closing) which amount shall be included as an asset of the Acquired Companies in calculating the Closing Net Working Capital

•	Issuance of 9.5% Convertible Subordinated Notes. At the Closing, the Company issued and paid to certain SNIH Stockholders an aggregate of $12,5 million in aggregate principal amount of its 9.5% Convertible Subordinated Notes (the “9.5% Notes”). A description of the 9.5% Notes is set forth in Item 2.03 of this Form and is incorporated by reference into this Item 1.01.

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•	Issuance of Series B Convertible Preferred Stock. At the Closing, the Company agreed to issue to certain SNIH Stockholders upon receipt of duly executed letters of transmittal an aggregate of approximately 5,926,000 shares of its Series B Convertible Preferred Stock (with a value of $28,800,000 based on the average daily VWAP of the Common Stock for the 20 trading days immediately prior to the closing date of the Merger). A description of the Series B Convertible Preferred Stock is set forth in Item 3.02 of this Form and is incorporated by reference into this Item 1.01.

•	Working Capital Reserve Fund. At the Closing, $1.5 million of the cash of the Merger Consideration was retained by the Company (the “Working Capital Reserve Fund”) and is subject to payment and adjustment as follows. The Merger Consideration will be adjusted (positively or negatively) based upon the difference in the book value of the Closing Net Working Capital (as defined in the Merger Agreement) as compared to the Benchmark Net Working Capital (as defined in the Merger Agreement) of $9.2 million (such difference to be called the “NWC Adjustment Amount”). If the NWC Adjustment Amount is positive, the Merger Consideration will be increased by the NWC Adjustment Amount. If the NWC Adjustment Amount is negative, the Merger Consideration will be decreased by the NWC Adjustment Amount. If the Merger Consideration increases, then Company will pay the Stockholders’ Representative account for payment to SNIH Stockholders the amount of the increase plus the Working Capital Reserve Fund in immediately available funds within three (3) business days of a final determination thereof. If the Merger Consideration decreases, then SNIH Stockholders will pay the amount of the decrease to the Company within three (3) business days of a final determination thereof, which first shall be funded from the Working Capital Reserve Fund (which shall be credited to the SNIH Stockholders). If the amount of the Merger Consideration decrease exceeds the Working Capital Reserve Fund, then the SNIH Stockholders, will pay the difference to the Company, severally, not jointly, in accordance with their SNIH Ownership Proportion (as defined in the Merger Agreement), in immediately available funds within twenty (20) days of a final determination. If the Working Capital Reserve Fund exceeds the payment due from SNIH Stockholders then the remaining balance of those funds after the payment to the Company shall be paid to the Stockholders’ Representative’s account for payment to the SNIH Stockholders in immediately available funds.

•	Cash Payment to Senior Lender of Acquired Companies. At the Closing, the Company paid $20,220,710.88 to Monroe Capital, the senior lender to the Acquired Companies to repay in full the indebtedness owed by the Acquired Companies to Monroe Capital as of the date of the Closing.

•	Cash Payment to Former Senior Lender of the Company. At the Closing, the Company paid $7,630,697 to ACF FINCO, LLP, the Company’s former senior lender to repay in full the indebtedness owed by the Company to ACF FINCO, LLP as of the date of the Closing.

•	Working Capital Reserve Fund. At the Closing, $1.5 million of the cash of the Merger Consideration was retained by the Company (the “Working Capital Reserve Fund”) and is subject to payment and adjustment as follows. The Merger Consideration will be adjusted (positively or negatively) based upon the difference in the book value of the Closing Net Working Capital (as defined in the Merger Agreement) as compared to the Benchmark Net Working Capital (as defined in the Merger Agreement) of $9.2 million (such difference to be called the “NWC Adjustment Amount”). If the NWC Adjustment Amount is positive, the Merger Consideration will be increased by the NWC Adjustment Amount. If the NWC Adjustment Amount is negative, the Merger Consideration will be decreased by the NWC Adjustment Amount. If the Merger Consideration increases, then Company will pay the Stockholders’ Representative account for payment to SNIH Stockholders the amount of the increase plus the Working Capital Reserve Fund in immediately available funds within three (3) business days of a final determination thereof. If the Merger Consideration decreases, then SNIH Stockholders will pay the amount of the decrease to the Company within three (3) business days of a final determination thereof, which first shall be funded from the Working Capital Reserve Fund (which shall be credited to the SNIH Stockholders). If the amount of the Merger Consideration decrease exceeds the Working Capital Reserve Fund, then the SNIH Stockholders, will pay the difference to the Company, severally, not jointly, in accordance with their SNIH Ownership Proportion (as defined in the Merger Agreement), in immediately available funds within twenty (20) days of a final determination. If the Working Capital Reserve Fund exceeds the payment due from SNIH Stockholders then the remaining balance of those funds after the payment to the Company shall be paid to the Stockholders’ Representative’s account for payment to the SNIH Stockholders in immediately available funds.

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The SNIH Stockholders have agreed to indemnify the Company with respect to the breach of the representations and warranties set forth in the Merger Agreement. The relative responsibility and Indemnification Ceiling of each SNIH Stockholder is determined as set forth in the Merger Agreement. In addition, the indemnification obligations of the SNIH Stockholders are subject to certain overall baskets, deductibles and ceilings as set forth in the Merger Agreement. The Company is entitled to seek ‘set off’ or ‘recoupment’ for indemnification with respect to a respective SNIH Stockholder’s 9.5% Notes or stock or other property, as may be owned by that SNIH Stockholder and held in escrow. $8.6 million in aggregate principal amount of the 9.5% Notes will be held in escrow by the Escrow Agent against which the Company may seek set-off in the event of certain indemnification obligations of the SNIH Stockholders. These 9.5% Notes will be released from escrow after a period of eighteen months if there are there are no outstanding claims for indemnification, but not if there are outstanding claims for indemnification.

The Company has agreed to prepare and file with the Securities and Exchange Commission a proxy statement for the purpose of convening a meeting of its stockholders to obtain Requisite Shareholder Consent (as defined below) to approve the conversion of shares of Series B Convertible Preferred Stock and 9.5% Notes into Common Stock and the payment of interest on the 9.5% Notes in shares of Common Stock in excess of the Conversion Limit (as defined below).

The Company has agreed to provide the SNIH Stockholders with certain piggyback and demand registration rights with respect to the shares of Common Stock that are issuable upon the conversion of the Series B Convertible Preferred Stock and the 9.5% Notes.

The transaction has been unanimously approved by the board of directors of the Company and GEE Portfolio, by the Company as sole stockholder of GEE Portfolio and by each of the Acquired Companies.

The Company utilized $52,336,000 of the proceeds from its Senior Credit Agreement (as defined below) to finance the Closing Cash Payment to the SNIH Stockholders as well as the other cash payments described above and made at the Closing.

SNI Companies, led by co-founder and current Chairman and CEO Ron Smith, is a premier provider of recruitment and staffing services specializing in administrative, finance, accounting, banking, technology, and legal professions. Through its Staffing Now®, Accounting Now®, SNI Technology®, SNI Financial®, Legal Now®, SNI Energy® and SNI Certes® divisions, SNI Companies delivers staffing solutions on a temporary/contract, temp/contract-to hire, full time and direct hire basis, across a wide range of disciplines and industries including finance, accounting, banking, technical, software, tax, human resources, legal, engineering, construction, manufacturing, natural resources, energy and administrative professional. SNI Companies has offices in Colorado, Connecticut, Washington DC, Georgia, Illinois, Iowa, Louisiana, Maryland, Massachusetts, Minnesota, New Jersey, Pennsylvania, Texas and Virginia.

The assets acquired primarily consist of accounts receivable, unbilled revenue, deposit, leases, customer contracts, fixed assets and other current assets. In addition, the purchase price for the Acquired Companies includes value derived from goodwill and the talented sales and recruiting personnel employed by the Acquired Companies.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1. The description of the Merger Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by referenced to Exhibit 10.1.

On April 3, 2017, the Company and Thrivent entered into an Agreement which restricts Thrivent from converting all or any portion of its shares of Series B Convertible Preferred Stock to the extent that after giving effect to such conversion as set forth in a written election to GEE to convert the Preferred Stock, Thrivent (together with Thrivent’s Affiliates, and any other person or entity acting as a group together with Thrivent or any of Thrivent’s Affiliates), would beneficially own Common Stock in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Thrivent’s Series B Convertible Preferred Stock (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation may be waived by Thrivent, upon not less than 61 days’ prior notice to the Company that Thrivent would like to waive the Beneficial Ownership Limitation with regard to any or all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock.

A copy of this Agreement is attached hereto as Exhibit 10.7. The description of this Agreement contained in this Current Report is qualified in its entirety by reference to Exhibit 10.7.

The Company will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Rule 8-04 of Regulation S-X and Article 11 of Regulation S-X within 71 days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.01 Completion of Acquisition of Disposition of Assets.

The information contained in Item 1.01 of this Form is hereby incorporated by referenced into this Item 2.01.

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Item 2.03 Creation of a Direct Financial Obligation.

On April 3, 2017, the Company issued and paid to certain SNIH Stockholders as part of the Merger Consideration an aggregate of $12,5 million in aggregate principal amount of its 9.5% Notes. The 9.5% Notes mature on October 3, 2021 (the “Maturity Date”). The 9.5% Notes are convertible into shares of the Company’s Common Stock at a conversion price equal to $5.83 per share (subject to adjustment as provided in the 9.5% Note upon any stock dividend, stock combination or stock split or upon the consummation of certain fundamental transactions) (the “Conversion Price”) ; provided, however, that unless and until such time as the Company has received Requisite Stockholder Approval (as hereinafter defined) the Company shall not be permitted to make any interest payment in shares of Common Stock to the extent that such issuance would cause the Company to exceed the Conversion Limit. Interest on the 9.5% Notes accrues at the rate of 9.5% per annum and shall be paid quarterly in arrears on June 30, September 30, December 31 and March 31, beginning on June 30, 2017, on each conversion date with respect to the 9.5% Notes (as to that principal amount then being converted), and on the Maturity Date (each such date, an “Interest Payment Date”). At the option of the Company, interest may be paid on an Interest Payment Date either in cash or in shares of Common Stock of the Company, which Common Stock shall be valued at the average daily VWAP of the Common Stock for the 20 trading days immediately prior to such Interest Payment Date provided, however, that unless and until such time as the Company has received Requisite Stockholder Approval the Company shall not be permitted to make any interest payment in shares of Common Stock to the extent that such issuance would cause the Company to exceed the Conversion Limit. For purposes of the 9.5% Notes and the Company’s Series B Convertible Preferred Stock, the term “Requisite Stockholder Approval” means approval by the stockholders of the Company in compliance with Section 712 of the NYSE MKT Company Guide and Regulation 14A under the Securities Exchange Act of 1934, as amended, of the issuance of shares of Common Stock that would constitute more than 19.99% of the Common Stock outstanding immediately prior to the closing date of the Merger (the “Conversion Limit”) upon (i) the conversion of the Company’s Series B Convertible Preferred Stock, and/or (ii) the conversion of the 9.5% Notes and/or (iii) the payment of interest on the 9.5% Notes in shares of Common Stock and/or (iv) any other issuance of Common Stock in connection with the issuance of the 9.5% Notes. All or any portion of the 9.5% Notes may be redeemed by the Company for cash at any time on or after April 3, 2018 that the average daily VWAP of the Company’s Common Stock reported on the principal trading market for the Common Stock exceeds the then applicable Conversion Price for a period of 20 trading days. The redemption price shall be an amount equal to 100% of the then outstanding principal amount of the 9.5% Notes being redeemed, plus accrued and unpaid interest thereon. Except as otherwise provided in the 9.5% Notes, the Company may not prepay any portion of the principal amount of any 9.5% Note without the prior written consent of the holder thereof. Any prepayments of the 9.5% Notes shall be made on a pro rata basis to all holders of 9.5% Notes based on the aggregate principal amount of 9.5% Notes held by such holders. The Company shall be required to prepay the 9.5% Notes together with accrued and unpaid interest thereon upon the consummation by the Company of any Change of Control. For purposes of the 9.5% Notes, a Change of Control of the Company shall mean any of the following: (A) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions or (B) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person or entity together with their affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Common Stock of the Company. Thrivent is restricted in its 9.5% Note from converting all or any portion of its 9.5% Note into shares of Common Stock to the extent that after giving effect to such conversion Thrivent (together with its affiliates and any other person or entity acting as a group together with the Thrivent or any of Thrivent’s affiliates) would beneficially own Common Stock in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Notes (the “Beneficial Ownership Limitation”) The Beneficial Ownership Limitation may be waived by Thrivent, upon not less than 61 days’ prior notice to the Company that Thrivent would like to waive the Beneficial Ownership Limitation with regard to any or all shares of Common Stock issuable upon conversion of its 9.5% Note. Each of the 9.5% Notes is subject to the right by the Company to the extent provided in the Merger Agreement, to set off any amounts payable to the holders of the 9.5% Notes against amounts owing by the SNIH Stockholders to the Company or the other Buyer Indemnified Parties. Each of the 9.5% Notes is subordinated in payment to the obligations of the Company to the lenders parties to that certain Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 by and among the Company, the Company’s subsidiaries named as borrowers therein (collectively with the Company, the “Borrowers”), the senior lenders named therein and PNC Bank, National Association, as administrative agent and collateral agent (the “Agent”) for the senior lenders (the “Senior Credit Agreement”), pursuant to those certain Subordination and Intercreditor Agreements, each dated as of March 31, 2017 by and among the Company, the Borrowers, the Agent and each of the holders of the 9.5% Notes.

None of the 9.5% Notes issued to the SNIH Stockholders are registered under the Securities Act of 1933, as amended (the “Securities Act”). Each of the SNIH Stockholders who received 9.5% Notes is an accredited investor. The issuance of the 9.5% Notes to such SNIH Stockholders is exempt from the registration requirements of the Act in reliance on an exemption from registration provided by Section 4(2) of the Act.

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A copy of the Form of 9.5% Note is filed as Exhibit 4.1 hereto. Copies of the Subordination Agreements with each of the holders of the 9.5% Notes are filed as Exhibits, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto. The descriptions of each of the 9.5% Notes and the Subordination Agreements contained in this Current Report on the Form 8-K are qualified in their entirety by reference to Exhibits 4.1 and 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 and in Item 5.03 of this Form is hereby incorporated by referenced into this Item 3.02.

On April 3, 2017, the Company agreed to issue to certain SNIH Stockholders upon receipt of duly executed letters of transmittal as part of the Merger Consideration, an aggregate of approximately 5,926,000 shares of its Series B Convertible Preferred Stock to certain of the SNIH Stockholders as part of the Merger Consideration. The Series B Convertible Preferred Stock has a liquidation preference equal to $4.86 per share and ranks senior to all “Junior Securities” (including the Company’s Common Stock) with respect to any distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. In the event that the Company declares or pays a dividend or distribution on its Common Stock, whether such dividend or distribution is payable in cash, securities or other property, including the purchase or redemption by the Company or any of its subsidiaries of shares of Common Stock for cash, securities or property, the Company is required to simultaneously declare and pay a dividend on the Series B Convertible Preferred Stock on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Shares had been converted as of immediately prior to the record date of the applicable dividend or distribution. Except as set forth in the Resolution Establishing Series (as defined below) as may be required by Illinois law, the holders of the Series B Convertible Preferred Stock have no voting rights. Pursuant to the Resolution Establishing Series, without the prior written consent of holders of not less than a majority of the then total outstanding Shares of Series B Convertible Preferred Stock, voting separately as a single class, the Company shall not create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company) that ranks pari passu with or superior to the Series B Convertible Preferred Stock in relative rights, preferences or privileges (including with respect to dividends, liquidation or voting). Each share of Series B Convertible Preferred Stock shall be convertible at the option of the holder thereof into one share of Common Stock at an initial conversion price equal to $4.86 per share, each as subject to adjustment in the event of stock splits, stock combinations, capital reorganizations, reclassifications, consolidations, mergers or sales, as set forth in the Resolution Establishing Series: provided, however, that unless and until such time as the Company has received Requisite Stockholder Approval a holder of Shares of Series B Convertible Preferred Stock shall not be permitted to effect any conversion of any shares of Series B Preferred Stock to the extent that the shares of Common Stock issuable upon such conversion when taken together with the shares of Common Stock previously issued with respect to (i) prior conversions of shares of Series B Convertible Preferred Stock, and/or (ii) prior conversions of any 9.5% Notes and/or (iii) the payment of dividends on any 9.5% Notes in shares of Common Stock and/or (iv) otherwise in connection with the issuance of the 9.5% Notes would result in the issuance of shares of Common Stock that exceed the Conversion Limit.

None of the shares of Series B Preferred Stock issued to the SNIH Stockholders are registered under the Securities Act. Each of the SNIH Stockholders who received shares of Series B Preferred Stock is an accredited investor. The issuance of the shares of Series B Preferred Stock to such SNIH Stockholders is exempt from the registration requirements of the Act in reliance on an exemption from registration provided by Section 4(2) of the Act.

Item 5.03 Amendment of Articles of Incorporation

On April 3, 2015, the Company filed a Statement of Resolution Establishing its Series B Convertible Preferred Stock with the State of Illinois. (the Resolution Establishing Series”). Pursuant to the Resolution Establishing Series, the Company designated 5,950,000 of its authorized preferred stock as “Series B Convertible Preferred Stock”, without par value. A description of the terms of the Series B Convertible Preferred Stock is set forth in Item 3.02. The information in Item 3.02 of this Form is hereby incorporated by reference into this Item 5.03.

A copy of the Statement of Resolution Establishing Series B Convertible Preferred Stock is filed as Exhibit 3.1 hereto. The description of the Series B Convertible Preferred Stock contained in this Current Report on Form 8-L is qualified in its entirety by reference to Exhibit 3.1.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated as of March 31, 2017 by and among GEE Group, Inc., an Illinois corporation, GEE Group Portfolio, Inc., a Delaware corporation, SNI Holdco Inc., a Delaware corporation, Smith Holdings, LLC a Delaware limited liability company, Thrivent Financial for Lutherans, a Wisconsin corporation, organized as a fraternal benefits society, Madison Capital Funding, LLC, a Delaware limited liability company and Ronald R. Smith, in his capacity as a stockholder and Ronald R. Smith in his capacity as the representative of the SNIH Stockholders

3.1	Statement of Resolution Establishing Series of Series B Convertible Preferred Stock

4.1	Form of 9.5% Convertible Subordinated Note due October 3, 2021

10.1

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Madison Capital Funding LLC , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.2

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Peter Langlois , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.3

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Maurice R. Harrison IV , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.4

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Thrivent Financial for Lutherans , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.5

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Shane Parr , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.6

Subordination and Intercreditor Agreement dated as of March 31, 2017 by and among PNC Bank, National Association, as administrative agent and collateral agent for the Senior Lenders referred to therein , Vincent Lombardo , GEE Group Inc., an Illinois corporation (“Parent”), each Subsidiary of the Parent listed as a “Borrower” on the signature pages thereto and each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto

10.7	Agreement dated as of April 3, 2017 by and between GEE Group, Inc., an Illinois Corporation and Thrivent Financial for Lutherans, a Wisconsin Corporation organized as a fraternal benefits society.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.

Date: April 6, 2017	By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer

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